UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

______________________

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 15, 2022 (the “Closing Date”), GPM Petroleum LP (“GPMP”), a Delaware limited partnership and subsidiary of ARKO Corp., a Delaware corporation (the “Company”), repaid in its entirety and voluntarily terminated its term loan and security agreement, dated January 12, 2016 (as amended, the “GPMP PNC Term Loan Agreement”), by and among GPMP, as borrower, certain of the Company’s subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association (“PNC”), as agent, which had provided for a secured term loan in the aggregate principal amount of $32.4 million (the “GPMP PNC Term Loan”).

The GPMP PNC Term Loan Agreement was scheduled to mature on December 22, 2022; however, the Company elected to repay all amounts outstanding under the GPMP PNC Term Loan Agreement using cash on hand. The Company did not incur any early termination penalties in connection with the termination of the GPMP PNC Term Loan Agreement. The GPMP PNC Term Loan was secured by U.S. Treasury or other investment grade securities equal to approximately 98% of the outstanding principal amount of such term loan, and, upon the termination of the GPMP PNC Term Loan Agreement, all security interests granted to the secured parties thereunder were terminated and released.

The GPMP PNC Term Loan bore interest, as elected by GPMP at: (a) the interest rate per annum determined by PNC by dividing (i) the rate which appears on the Bloomberg Page BBAM1, by (ii) a number equal 1.00 minus the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements with respect to eurocurrency funding plus 0.50%, or (b) a rate equal to the highest of (i) PNC’s base rate in effect on such day, (ii) the federal funds open rate in effect on such date plus 0.50% and (iii) the sum of LIBOR plus 1.00%, subject to the definitions set in the GPMP PNC Term Loan Agreement. The GPMP PNC Term Loan Agreement contained customary affirmative and negative covenants, including covenants that restricted, subject to certain exceptions, the ability of GPMP to create liens and make certain pledges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARKO Corp.

Date:	August 15, 2022	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler Chairman, President and Chief Executive Officer